Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286427

PROSPECTUS

1847 HOLDINGS LLC

778,524,571 Common Shares

This prospectus relates to 778,524,571 common shares that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

●	507,733,417 common shares issuable to the selling shareholders upon the exercise of series A warrants; and

●	270,791,154 common shares issuable to the selling shareholders upon the exercise of series B warrants.

The series A warrants are exercisable at any time following Shareholder Approval (as defined under “Prospectus Summary—Private Placement Transaction” below) at an exercise price of $0.81 per share (subject to adjustment) and will expire five years from the later of (a) the date that we obtain Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement (as defined under “Prospectus Summary—Private Placement Transaction” below) registering for resale the Registerable Securities (as defined under “Prospectus Summary—Private Placement Transaction” below) has been declared effective by the Securities and Exchange Commission, or the SEC, or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended, or the Securities Act.

The series B warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.54 per share (subject to adjustment) and will expire five years from the later of (a) the date that we obtain Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement registering for resale the Registerable Securities has been declared effective by the SEC or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

The series A warrants and the series B warrants may be exercised on a cashless basis if there is no effective registration statement with respect to the underlying common shares. In addition, under a zero exercise price option contained in the series A warrants, the holders of the series A warrants will have the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of common shares that would be issuable upon a cash exercise of the series A warrants and (ii) 1.25. Accordingly, each series A warrant may be exercised on a zero exercise price basis for 1.25 common shares.

The exercise prices of the series A warrants and the series B warrants contain standard adjustments for forward and reverse share splits, share dividends, reclassifications and similar transactions. In addition, the series A warrants and the series B warrants also contain the following resets of the exercise prices and number of shares underlying the series A warrants and the series B warrants:

●	Share Combination Event: Subject to Shareholder Approval, if at any time and from time to time on or after the issue date there occurs any share split, share dividend, share combination or reverse share split, recapitalization, or other similar transaction involving the common shares (each referred to herein as a Share Combination Event, and such date thereof, the Share Combination Event Date) and the lowest volume weighted average price of our common shares on its principal trading market (which we refer to as the VWAP) during the period commencing five (5) consecutive trading days immediately preceding and the five (5) consecutive trading days commencing on the Share Combination Event Date (which we refer to as the Event Market Price) (provided if the Share Combination Event is effective after the close of trading, then commencing on the next trading day, which period is referred to as the Share Combination Adjustment Period) is less than the exercise price then in effect, then at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fifth (5th) trading day shall be reduced (but in no event increased) to the Event Market Price, subject to the Floor Price (as defined below), and the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged.

●	Registration Reset: On the Reset Date (as defined below), the exercise price shall be adjusted to equal the lower of (i) the exercise price then in effect and (ii) a price equal to the greater of (a) the lowest single day VWAP during the period commencing on the twentieth (20th) trading day immediately preceding the Reset Date and ending on the Reset Date and (b) the Floor Price. Upon such reset of the exercise price, the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged. As used herein, Reset Date means the date following Shareholder Approval that is the earliest of the following dates, (i) the date on which for twenty (20) consecutive trading days all Registrable Securities have become and remained registered pursuant to an effective Registration Statement that is available for the resale of all Registrable Securities, provided, however, that if less than all Registrable Securities have become registered for resale on the date that a Registration Statement is declared effective, the holder with respect to itself only, shall have the right in its sole and absolute discretion to deem such condition satisfied, including with regard only to the Registrable Securities that have been so registered, (ii) the date on which the holder, for twenty (20) consecutive trading days, can sell all Registrable Securities pursuant to Rule 144 without restriction or limitation and we have not had a Public Information Failure (as defined in the Purchase Agreement) or (iii) twelve (12) months and twenty (20) trading days immediately following the issuance date of the series A warrants and the series B warrants.

●	Subsequent Equity Sales: Subject to Shareholder Approval, if at any time we issue, sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant, or any option to purchase or other disposition), or are deemed to have issued or sold, any common shares or any securities which would entitle the holder thereof to acquire at any time common shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common shares, for a consideration per share (which we refer to as the New Issuance Price) less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then simultaneously with the consummation (or, if earlier, the announcement) of such issuance, the exercise price then in effect shall be reduced to an amount equal to the lower of (i) the New Issuance Price and (ii) the lowest VWAP during the five (5) consecutive trading days immediately following the issuance, subject to the Floor Price, and the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged.

Notwithstanding the foregoing exercise price resets, in no event shall the exercises prices of the series A warrants and the series B warrants be reduced to a price that is less than the Floor Price, which is defined as (i) prior to Shareholder Approval, a price equal to thirty-five percent (35%) of $0.27 (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transactions) (which price, as may be so adjusted, is referred to herein as the Minimum Price), or (ii) following Shareholder Approval, a price equal to twenty percent (20%) of the Minimum Price; provided, however, that upon every Share Combination Event, the Floor Price shall be equal to 50% of the prior Floor Price, and shall subsequently continue to be so adjusted for every additional Share Combination Event. Accordingly, following Shareholder Approval on March 11, 2025, the Floor Price was adjusted to $0.054.

For the avoidance of doubt, while the Floor Price has been adjusted to $0.054, to date there have not been any adjustments to the exercise prices of the series A warrants and the series B warrants.

We previously filed a registration statement on Form S-1 (File No. 333-285002) to register 285,600,046 common shares issuable upon exercise of the series A warrants and 152,320,026 common shares issuable upon exercise of the series B warrants, which such registration statement was declared effective by the SEC on April 4, 2025. We have filed the registration statement of which this prospectus forms a part to register an additional 507,733,417 common shares issuable upon exercise of the series A warrants and 270,791,154 common shares issuable upon exercise of the series B warrants due to the adjustments to such warrants described above, based on the adjusted Floor Price of $0.054. As noted above, the Floor Price is only subject to adjustment in the event of a Share Combination Event. Accordingly, absent a Share Combination Event, we are registering the maximum number of common shares that could be issued upon exercise of the series A warrants and the series B warrants.

We will not receive any proceeds from sales of the common shares held by the selling shareholders or from the exercise of the series A warrants held by the selling shareholders because they may be exercised on a zero exercise price basis for 1.25 common shares under the zero exercise price provision contained in the series A warrants, but we could receive funds from the exercise of the series B warrants held by the selling shareholders after they have exercised the series A warrants in full. Given that we do not expect any exercises of the series B warrants until the series A warrants are exercised in full, we do not anticipate that we will receive any proceeds from exercises of the series B warrants for the foreseeable future.

There is currently no public market for our common shares. Our common shares previously traded on NYSE American under the symbol “EFSH.” On April 3, 2025, NYSE American notified us that it has determined to commence proceedings to delist our common shares and trading of our common shares on NYSE American was suspended on such date. We requested a review of NYSE American’s determination to delist our common shares. On July 1, 2025, we were notified that a listing qualifications panel upheld NYSE American’s delisting determination, and on July 9, 2025, NYSE American filed a Form 25 with the SEC to formally delist our common shares from NYSE American. We have filed an application to have our common shares quoted on the OTCQB Venture Market operated by OTC Markets Group Inc., which application is still in process. Until this application is approved, our common shares will not trade on any market.

The selling shareholders may offer and sell the common shares being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at a fixed price of $0.07 per share until our common shares are quoted on the OTCQB Venture Market or the OTCQX Best Market, or are listed on a national securities exchange. Thereafter, these sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling shareholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common shares. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2025

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to 1847 Holdings LLC and its subsidiaries taken as a whole.

Our Company

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America.

On September 30, 2020, our subsidiary 1847 Cabinet Inc., or 1847 Cabinet, acquired Kyle’s Custom Wood Shop, Inc., an Idaho corporation, or Kyle’s. Kyle’s is a leading custom cabinetry maker servicing contractors and homeowners since 1976 in Boise, Idaho and the surrounding area. Kyle’s focuses on designing, building, and installing custom cabinetry primarily for custom and semi-custom builders.

On March 30, 2021, our subsidiary 1847 Wolo Inc. acquired Wolo Mfg. Corp., a New York corporation, and Wolo Industrial Horn & Signal, Inc., a New York corporation, which we collectively refer to as Wolo. Headquartered in Deer Park, New York and founded in 1965, Wolo designs and sells horn and safety products (electric, air, truck, marine, motorcycle and industrial equipment), and offers vehicle emergency and safety warning lights for cars, trucks, industrial equipment and emergency vehicles. During the three months ended March 31, 2025, we committed to a plan to sell Wolo. We are currently engaged in an active program to sell Wolo, which is expected to occur in 2025.

On October 8, 2021, our subsidiary 1847 Cabinet acquired High Mountain Door & Trim Inc., a Nevada corporation, which we subsequently sold on September 30, 2024, and Sierra Homes, LLC d/b/a Innovative Cabinets & Design, a Nevada limited liability company, or Innovative Cabinets. Innovative Cabinets is headquartered in Reno, Nevada and was founded in 2008. It specializes in custom cabinetry and countertops for a client base consisting of single-family homeowners, builders of multi-family homes, as well as commercial clients.

On December 16, 2024, our subsidiary 1847 CMD Inc. acquired CMD Inc., a Nevada corporation, and CMD Finish Carpentry, LLC, a Nevada limited liability company, which we collectively refer to as CMD. Headquartered in Las Vegas, Nevada and founded in 2012, CMD specializes in finish carpentry and related products and services, including doors, frames, trim, hardware, millwork, cabinetry, and specialty construction accessories for general contractors, commercial developers, residential builders and homeowners, and government entities.

Through our structure, we offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to make and grow regular distributions to our common shareholders and increase common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We make these businesses our majority-owned subsidiaries and actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Our Manager

We have engaged 1847 Partners LLC, which we refer to as our manager, to manage our day-to-day operations and affairs, oversee the management and operations of our businesses and perform certain other services on our behalf, subject to the oversight of our board of directors. Ellery W. Roberts, our Chief Executive Officer, is the sole manager of our manager and, as a result, our manager is an affiliate of Mr. Roberts.

We have entered into a management services agreement with our manager, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of our company’s adjusted net assets (as defined in the management services agreement) for services performed. Pursuant to the management services agreement, we have agreed that our manager may, at any time, enter into offsetting management services agreements with our businesses pursuant to which our manager may perform services that may or may not be similar to management services. Any fees to be paid by one of our businesses pursuant to such agreements are referred to as offsetting management fees and will offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by us under the management services agreement with respect to a fiscal quarter. Our manager has entered into offsetting management services agreements with our subsidiary 1847 Cabinet, which provides for the payment of quarterly management fees equal to the greater of $125,000 or 2% of adjusted net assets, with 1847 Wolo Inc., which provides for the payment of quarterly management fees equal to the greater of $75,000 or 2% of adjusted net assets, and with 1847 CMD Inc., which provides for the payment of quarterly management fees equal to the greater of $75,000 or 2% of adjusted net assets. The management services agreement provides that the aggregate amount of offsetting management fees to be paid to our manager with respect to any fiscal quarter shall not exceed the management fee to be paid to our manager with respect to such fiscal quarter.

Our manager also owns all of our allocation shares, which are a separate class of limited liability company interests. The allocation shares generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high-water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded, then the profit allocation becomes payable to our manager.

Private Placement Transaction

On December 13, 2024, we entered into a securities purchase agreement, or the Purchase Agreement, with certain purchasers, or the Purchasers, and a placement agreement with Spartan Capital Securities, LLC, as placement agent, pursuant to which on December 16, 2024 we issued and sold to the Purchasers an aggregate of 42,311,118 units, at a purchase price of $0.27 per unit, for total gross proceeds of approximately $11.42 million.

The units are comprised of (i) 3,437,210 common shares and pre-funded warrants for the purchase of 38,873,908 common shares, (ii) series A warrants to purchase 42,311,118 common shares at an exercise price of $0.81 per share and (iii) series B warrants to purchase 42,311,118 common shares at an exercise price of $0.54 per share.

The pre-funded warrants are exercisable at any time following Shareholder Approval (as defined below) until they are exercised in full at an exercise price of $0.01 per share, which has been pre-paid by the Purchasers in full. The exercise price and number of common shares issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares. Notwithstanding the foregoing, a holder will not have the right to exercise any portion of a pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% (at the Purchaser’s option) of the number of common shares outstanding immediately after giving effect to the exercise, which such percentage may be increased or decreased by the holder, but not in excess of 9.99%, upon at least 61 days’ prior notice to us.

The series A warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.81 per share (subject to adjustment) and will expire five years from the later of (a) the date that we obtain Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement (as defined below) registering for resale the Registerable Securities (as defined below) has been declared effective by the SEC or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

The series B warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.54 per share (subject to adjustment) and will expire five years from the later of (a) the date that we obtain Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement registering for resale the Registerable Securities has been declared effective by the SEC or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

The series A warrants and the series B warrants may be exercised on a cashless basis if there is no effective registration statement with respect to the underlying common shares. In addition, under a zero exercise price option contained in the series A warrants, the holders of the series A warrants will have the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of common shares that would be issuable upon a cash exercise of the series A warrants and (ii) 1.25. Accordingly, each series A warrant may be exercised on a zero exercise price basis for 1.25 common shares.

The exercise prices of the series A warrants and the series B warrants contain standard adjustments for forward and reverse share splits, share dividends, reclassifications and similar transactions. In addition, the series A warrants and the series B warrants also contain the following resets of the exercise prices and number of shares underlying the series A warrants and the series B warrants:

●	Share Combination Event: Subject to Shareholder Approval, if at any time and from time to time on or after the issue date there occurs any share split, share dividend, share combination or reverse share split, recapitalization, or other similar transaction involving the common shares (each referred to herein as a Share Combination Event, and such date thereof, the Share Combination Event Date) and the lowest VWAP during the period commencing five (5) consecutive trading days immediately preceding and the five (5) consecutive trading days commencing on the Share Combination Event Date (which we refer to as the Event Market Price) (provided if the Share Combination Event is effective after the close of trading, then commencing on the next trading day, which period is referred to as the Share Combination Adjustment Period) is less than the exercise price then in effect, then at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fifth (5th) trading day shall be reduced (but in no event increased) to the Event Market Price, subject to the Floor Price (as defined below), and the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged.

●	Registration Reset: On the Reset Date (as defined below), the exercise price shall be adjusted to equal the lower of (i) the exercise price then in effect and (ii) a price equal to the greater of (a) the lowest single day VWAP during the period commencing on the twentieth (20th) trading day immediately preceding the Reset Date and ending on the Reset Date and (b) the Floor Price. Upon such reset of the exercise price, the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged. As used herein, Reset Date means the date following Shareholder Approval that is the earliest of the following dates, (i) the date on which for twenty (20) consecutive trading days all Registrable Securities have become and remained registered pursuant to an effective Registration Statement that is available for the resale of all Registrable Securities, provided, however, that if less than all Registrable Securities have become registered for resale on the date that a Registration Statement is declared effective, the holder with respect to itself only, shall have the right in its sole and absolute discretion to deem such condition satisfied, including with regard only to the Registrable Securities that have been so registered, (ii) the date on which the holder, for twenty (20) consecutive trading days, can sell all Registrable Securities pursuant to Rule 144 without restriction or limitation and we have not had a Public Information Failure (as defined in the Purchase Agreement) or (iii) twelve (12) months and twenty (20) trading days immediately following the issuance date of the series A warrants and the series B warrants.

●	Subsequent Equity Sales: Subject to Shareholder Approval, if at any time we issue, sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant, or any option to purchase or other disposition), or are deemed to have issued or sold, any common shares or any securities which would entitle the holder thereof to acquire at any time common shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common shares, for a consideration per share (which we refer to as the New Issuance Price) less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then simultaneously with the consummation (or, if earlier, the announcement) of such issuance, the exercise price then in effect shall be reduced to an amount equal to the lower of (i) the New Issuance Price and (ii) the lowest VWAP during the five (5) consecutive trading days immediately following the issuance, subject to the Floor Price, and the number of common shares issuable upon exercise shall be increased such that the aggregate exercise price shall remain unchanged.

Notwithstanding the foregoing exercise price resets, in no event shall the exercises prices of the series A warrants and the series B warrants be reduced to a price that is less than the Floor Price, which is defined as (i) prior to Shareholder Approval, a price equal to thirty-five percent (35%) of $0.27 (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transactions) (which price, as may be so adjusted, is referred to herein as the Minimum Price), or (ii) following Shareholder Approval, a price equal to twenty percent (20%) of the Minimum Price; provided, however, that upon every Share Combination Event, the Floor Price shall be equal to 50% of the prior Floor Price, and shall subsequently continue to be so adjusted for every additional Share Combination Event. Accordingly, following Shareholder Approval on March 11, 2025, the Floor Price was adjusted to $0.054.

For the avoidance of doubt, while the Floor Price has been adjusted to $0.054, to date there have not been any adjustments to the exercise prices of the series A warrants and the series B warrants.

Pursuant to the Purchase Agreement, we agreed to hold a special meeting of shareholders at the earliest practicable date, but in no event later than ninety (90) days after the closing date, for the purpose of obtaining the requisite approval from its shareholders for (i) the issuance of all common shares issuable upon exercise of the pre-funded warrants, series A warrant and series B warrants, including without limitation, with respect to any and all additional shares that may be issued as a result of the adjustments set forth in such warrants, (ii) a reset of the exercise price and approval of a corresponding increase in the total number of common shares issuable upon exercise of the series A warrants issued by us to investors on October 30, 2024 that remain outstanding to an exercise price equal to the initial exercise price of the series A warrants, and any additional share issuance(s) as may be warranted due to such adjustment(s), and (iii) a reset of the exercise price and approval of a corresponding increase in the total number of common shares issuable upon exercise of the series B warrants issued by us to investors on October 30, 2024 to an exercise price equal to the initial exercise price of the series B warrants, and any additional share issuance(s) as may be warranted due to such adjustment(s), in accordance with NYSE American’s rules (which we refer to herein as the Shareholder Approval), with the recommendation of our board of directors that such proposals be approved, and we agreed to solicit proxies from our shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders agreed to vote their proxies in favor of such proposals. On March 11, 2025, we held a special meeting of shareholders at which the foregoing proposals were approved.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with the Purchasers, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement on Form S-1, or the Registration Statement, with the SEC within 45 trading days of closing (which we refer to as the Filing Date) in order to register (i) the common shares issued in the private placement, (ii) all common shares that may be issued upon exercise of the pre-funded warrants, series A warrant and series B warrants (without regard to any exercise limitations therein), and (iii) any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (which we refer to as the Registrable Securities) and use our best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than forty-five (45) calendar days following the Filing Date or, in the event of a full review by SEC, ninety (90) calendar days following the Filing Date (which we refer to as the Effectiveness Date). If (i) the Registration Statement is not filed on or prior to the Filing Date, (ii) we fail to file with the SEC a request for acceleration of the Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act within five (5) trading days of the date that we are notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of the Registration Statement, we fail to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective, (iv) the Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date, or (v) after the effective date of the Registration Statement, it ceases for any reason to remain continuously effective as to all Registrable Securities included in the Registration Statement, or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an Event, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) trading day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as the Event Date), then, in addition to any other rights the Purchasers may have under the Registration Rights Agreement or under applicable law, on each such Event Date and on each day thereafter until the applicable Event is cured, we shall pay and distribute to each Purchaser an amount in cash or common shares (as preferred by the Purchasers, and determined thereupon), on a pro rata basis as partial liquidated damages and not as a penalty, on a daily basis, a sum equal to 0.5% of the aggregate subscription amount paid by the Purchasers pursuant to the Purchase Agreement until fifteen (15) calendar days of each such Event, which amount shall increase to 1.00% of the aggregate subscription amount between sixteenth (16) calendar days and until cure of the Event, as calculated on a daily basis. If we fail to pay any such partial liquidated damages in full within seven (7) days after the date payable, we will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

We previously filed a registration statement on Form S-1 (File No. 333-285002) to register the 3,437,210 common shares issued to the Purchasers, 38,873,908 common shares issuable to the Purchasers upon the exercise of pre-funded warrants, 285,600,046 common shares that may be issued to the Purchasers upon exercise of the series A warrants and 152,320,026 common shares that may be issued to the Purchasers upon exercise of the series B warrants, which such registration statement was declared effective by the SEC on April 4, 2025. We have filed the registration statement of which this prospectus forms a part to register an additional 507,733,417 common shares that may be issued to the Purchasers upon exercise of the series A warrants and 270,791,154 common shares that may be issued to the Purchasers upon exercise of the series B warrants due to the adjustments to such warrants described above, based on the adjusted Floor Price of $0.054. As noted above, the Floor Price is only subject to adjustment in the event of a Share Combination Event. Accordingly, absent a Share Combination Event, we are registering the maximum number of common shares that could be issued upon exercise of the series A warrants and the series B warrants.

Corporate Information

Our principal executive offices are located at 260 Madison Avenue, 8th Floor, New York, NY 10016 and our telephone number is 212-417-9800. We maintain a website at www.1847holdings.com. Kyle’s maintains a website at www.kylescabinets.com, Innovative Cabinets maintains a website at www.innovativecabinetsanddesign.com, CMD maintains a website at www.cmdnv.com and Wolo maintains a website at www.wolo-mfg.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Common shares offered by selling shareholders:	This prospectus relates to 778,524,571 common shares that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

● 507,733,417 common shares issuable to the selling shareholders upon the exercise of series A warrants; and

● 270,791,154 common shares issuable to the selling shareholders upon the exercise of series B warrants.

The series A warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.81 per share (subject to adjustment) and will expire five years from the later of (a) the date that we obtain Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement registering for resale the Registerable Securities has been declared effective by the SEC or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

The series B warrants are exercisable at any time following Shareholder Approval at an exercise price of $0.54 per share (subject to adjustment) and will expire five years from the later of (a) the date that we obtain Shareholder Approval and (b) the earlier of the date that (i) the initial Registration Statement registering for resale the Registerable Securities has been declared effective by the SEC or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

The series A warrants and the series B warrants may be exercised on a cashless basis if there is no effective registration statement with respect to the underlying common shares. In addition, under a zero exercise price option contained in the series A warrants, the holders of the series A warrants will have the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of common shares that would be issuable upon a cash exercise of the series A warrants and (ii) 1.25. Accordingly, each series A warrant may be exercised on a zero exercise price basis for 1.25 common shares.

The exercise prices of the series A warrants and the series B warrants are subject to certain adjustments as described in detail under “Prospectus Summary—Private Placement Transaction” above.

Common shares outstanding(1):	38,152,315 common shares.

Use of proceeds:	We will not receive any proceeds from sales of the common shares held by the selling shareholders or from the exercise of the series A warrants held by the selling shareholders because they may be exercised on a zero exercise price basis for 1.25 common shares under the zero exercise price provision contained in the series A warrants, but we could receive funds from the exercise of the series B warrants held by the selling shareholders after they have exercised the series A warrants in full. Given that we do not expect any exercises of the series B warrants until the series A warrants are exercised in full, we do not anticipate that we will receive any proceeds from exercises of the series B warrants for the foreseeable future. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7.

Trading market and symbol:	There is currently no public market for our common shares. Our common shares previously traded on NYSE American under the symbol “EFSH.” On April 3, 2025, NYSE American notified us that it has determined to commence proceedings to delist our common shares and trading of our common shares on NYSE American was suspended on such date. We requested a review of NYSE American’s determination to delist our common shares. On July 1, 2025, we were notified that a listing qualifications panel upheld NYSE American’s delisting determination, and on July 9, 2025, NYSE American filed a Form 25 with the SEC to formally delist our common shares from NYSE American. We have filed an application to have our common shares quoted on the OTCQB Venture Market operated by OTC Markets Group Inc., which application is still in process. Until this application is approved, our common shares will not trade on any market.

(1)	The number of common shares outstanding excludes:

●	453,455 common shares issuable upon the conversion of our outstanding series A senior convertible preferred shares;

●	5,574 common shares issuable upon the conversion of our outstanding series C senior convertible preferred shares;

●	32,274 common shares issuable upon the conversion of our outstanding series D senior convertible preferred shares;

●	6,630,086 common shares issuable upon the conversion of our outstanding series F convertible preferred shares;

●	163,916,715 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.56 per share (excluding any decrease to the exercise price and increase in the number of shares as a result of antidilution adjustments contained in certain outstanding warrants, including the series A warrants and series B warrants described above);

●	common shares issuable upon the conversion of secured convertible promissory notes in the aggregate principal amount of $22,819,184, which are convertible into our common shares at a conversion price of equal to the lowest daily volume weighted price of our common shares during the five trading days prior to conversion (subject to adjustment); and

●	5,000,000 common shares that are reserved for issuance under our 2023 Equity Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. In addition to the risks that we have previously disclosed, our business is subject to the following risks.

There is currently no public market for our common shares.

Our common shares previously traded on NYSE American under the symbol “EFSH.” On April 3, 2025, NYSE American notified us that it has determined to commence proceedings to delist our common shares as it determined that our company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of our common shares. Trading of our common shares on NYSE American was suspended on such date. We requested a review of NYSE American’s determination to delist our common shares. On July 1, 2025, we were notified that a listing qualifications panel upheld NYSE American’s delisting determination, and on July 9, 2025, NYSE American filed a Form 25 with the SEC to formally delist our common shares from NYSE American. We have filed an application to have our common shares quoted on the OTCQB Venture Market operated by OTC Markets Group Inc., which application is still in process. Until this application is approved, our common shares will not trade on any market.

The OTCQB Venture Market is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB Venture Market is not an issuer listing service, market, or exchange. The requirements for quotation on the OTCQB Venture Market are considerably lower and less regulated than those of an exchange. Because of this, it is possible that fewer brokers or dealers will be interested in making a market in our common shares because the market for such securities is more limited, the stocks are more volatile, and the risk to investors is greater, which may impact the liquidity of our common shares. Even if an active market begins to develop in our common shares, the quotation of our common shares on the OTCQB Venture Market may result in a less liquid market available for existing and potential shareholders to trade common shares, could depress the trading price of our common shares and could have a long-term adverse impact on our ability to raise capital in the future. If an active market is never developed for our common shares, it will be difficult or impossible for you to sell any common shares you purchase.

We may pursue an uplisting of our common shares to NYSE American or another national securities exchange following a period of trading on the OTCQB Venture Market. However, before we can consider a reverse share split to meet the initial listing requirements of a national securities exchange, we must first address our current shareholders’ equity deficiency, which was $95,560,794 as of March 31, 2025. Only after we have remedied this deficiency will we consider a subsequent reverse share split, if necessary, to satisfy the initial listing requirements for a national securities exchange. There can be no assurance that we will be able to resolve our shareholders’ equity deficiency or effect an uplisting.

The number of shares being registered for resale is significant in relation to our outstanding shares, which may result in substantial dilution and may have an adverse effect on the market price of our common shares.

As noted above, we are registering pursuant to this prospectus 778,524,571 common shares, including 507,733,417 common shares issuable upon the exercise of series A warrants and 270,791,154 common shares issuable upon the exercise of series B warrants. As of the date of this prospectus, we had 32,303,735 common shares issued and outstanding. Accordingly, the number of common shares that we are registering is significant in relation to the number of common shares outstanding.

Furthermore, while we have registered or are registering herein the maximum number of common shares that may be issued upon exercise of the series A warrants and series B warrants based on the current Floor Price, the Floor Price is subject to further adjustments upon each Share Combination Event, as described above. While we do not anticipate completing a Share Combination Event in the near future, it is possible that we may decide to complete a Share Combination Event, in which case we may need to register additional shares issuable upon exercise of the warrants.

If and to the extent the series A warrants and series B warrants are exercised, you will experience dilution to your holdings. Additionally, the sale, or even the possibility of a sale, of the common shares underlying the series A warrants and series B warrants in the public market could materially adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate. Furthermore, the zero exercise price provision in the series A warrants, whereby the holders will receive 1.25 common shares without paying any exercise price, and the potential for resets of the Floor Price upon each future Share Combination Event, may amplify the dilutive impact of these warrants and result in continuous downward pressure on the trading price of our common shares. Finally, while exercises of these warrants will improve our shareholders’ equity deficiency described above, the potential downward pressure on our trading price due to the provisions in these warrants may affect our ability to uplist to a national securities exchange.

The potential for the issuance of a substantial number of additional shares upon exercise of the series A warrants and series B warrants may also make it more difficult for us to obtain future financing. Furthermore, to the extent we issue common shares to effect a future acquisition, the potential for the issuance of a substantial number of additional shares upon exercise of the series A warrants and series B warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such series A warrants and series B warrants, when exercised, will increase the number of issued and outstanding common shares and reduce the value of the shares issued to complete the acquisition. Accordingly, the series A warrants and series B warrants may make it more difficult to effectuate an acquisition or increase the cost of acquiring a target business.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will not receive any proceeds from the exercise of the series A warrants held by the selling shareholders because they may be exercised on a zero exercise price basis for 1.25 common shares under the zero exercise price provision contained in the series A warrants. We could, however, receive up to approximately $22.8 million from the exercise of series B warrants held by selling shareholders after they have exercised the series A warrants in full. Given that we do not expect any exercises of the series B warrants until the series A warrants are exercised in full, we do not anticipate that we will receive any proceeds from exercises of the series B warrants for the foreseeable future.

We will retain broad discretion over the use of the net proceeds to us. We currently expect to use the net proceeds that we receive from the exercise of the series B warrants for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon exercise of the series B warrants. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS

The common shares being offered by the selling shareholders are common shares issuable to the selling shareholders upon the exercise of the series A warrants and series B warrants issued to the selling shareholders. As noted above, we previously registered 285,600,046 common shares underlying the series A warrants and 152,320,026 common shares underlying the series B warrants, based on an assumed exercise price of $0.15. We have filed the registration statement of which this prospectus forms a part to register an additional 507,733,417 common shares underlying the series A warrants and 270,791,154 common shares underlying the series B warrants due to the adjustments to such warrants described above, based on the adjusted Floor Price of $0.054. We are registering these shares in order to permit the selling shareholders to offer the shares for resale from time to time.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares by each of the selling shareholders. The second column lists the number of common shares beneficially owned by each selling shareholder. The third column lists the common shares being offered by this prospectus by the selling shareholders. The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.

Applicable percentage ownership is based on 38,152,315 common shares outstanding as of the date of this prospectus. For purposes of computing percentage ownership after this offering, we have assumed that all warrants held by the selling shareholders will be converted to common shares and sold in this offering. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of the date of this prospectus. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Notwithstanding the foregoing, all of the warrants held by the selling shareholders contain ownership limitations, such that the we shall not effect any exercise of such warrants to the extent that after giving effect to the issuance of common shares upon exercise thereof, such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% for certain selling shareholders) of the number of common shares outstanding immediately after giving effect to the issuance of such common shares, which such limitation may be waived by us upon no fewer than 61 days’ prior notice. Therefore, if a selling shareholder subject to these limitations would beneficially own in excess of 4.99% or 9.99%, we have reduced the applicable percentage to 4.99% or 9.99%, as applicable.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common Shares Beneficially Owned Prior to this Offering		Number of Common Shares	Common Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Being Offered	Shares	%
3i, LP(1)	91,169,500	4.99%	56,222,230	34,947,270	4.99%
Alpha Capital Anstalt(2)	92,375,214	4.99%	56,222,230	36,152,984	4.99%
Alta Partners, LLC(3)	110,851,860	4.99%	68,148,153	42,703,707	4.99%
Altium Growth Fund, LP(4)	122,537,540	9.99%	74,962,980	47,574,560	9.99%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(5)	86,982,412	4.99%	53,632,596	33,349,816	4.99%
Bigger Capital Fund, LP(6)	122,803,729	4.99%	74,962,980	47,840,749	4.99%
BJI Financial Group(7)	83,238,895	4.99%	51,111,116	32,127,779	4.99%
Brio Capital Master Fund Ltd.(8)	17,069,939	4.99%	10,222,230	6,847,709	4.99%
CVI Investments, Inc.(9)	86,982,412	4.99%	53,632,596	33,349,816	4.99%
FirstFire Global Opportunities Fund, LLC(10)	27,879,644	4.99%	17,037,039	10,842,605	4.99%
Great Point Capital, LLC(11)	121,870,397	4.99%	74,962,980	46,907,417	4.99%
L1 Capital Global Opportunities Master Fund(12)	111,851,860	4.99%	68,148,153	43,703,707	4.99%
Rainforest Partners LLC(13)	33,557,971	4.99%	20,444,461	13,113,510	4.99%
Robert Forster(14)	83,238,895	4.99%	51,111,116	32,127,779	4.99%
S.H.N. Financial Investments Ltd.(15)	78,062,974	9.99%	47,703,711	30,359,263	9.99%

*	Less than 1%

(1)	The number of common shares being offered includes (i) 36,666,672 common shares issuable upon the exercise of series A warrants and (ii) 19,555,558 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 248,223 common shares, (ii) 2,807,333 common shares issuable upon the exercise of pre-funded warrants, (iii) 20,625,003 common shares issuable upon the exercise of series A warrants, (iv) 11,000,002 common shares issuable upon the exercise of series B warrants and (v) 266,709 common shares issuable upon the exercise of other warrants. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013.

(2)	The number of common shares being offered includes (i) 36,666,672 common shares issuable upon the exercise of series A warrants and (ii) 19,555,558 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 1,248,223 common shares, (ii) 1,807,333 common shares issuable upon the exercise of pre-funded warrants, (iii) 20,625,003 common shares issuable upon the exercise of series A warrants, (iv) 11,000,002 common shares issuable upon the exercise of series B warrants and (v) 1,472,423 common shares issuable upon the exercise of other warrants. Nicola Feuerstein is the Director of Alpha Capital Anstalt and may be deemed to beneficially own the securities held by it. The principal address of Alpha Capital Anstalt is Altenbach 8, 9490 Vaduz, Liechtenstein.

(3)	The number of common shares being offered includes (i) 44,444,447 common shares issuable upon the exercise of series A warrants and (ii) 23,703,706 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 300,876 common shares, (ii) 3,402,828 common shares issuable upon the exercise of pre-funded warrants, (iii) 25,000,003 common shares issuable upon the exercise of series A warrants, (iv) 13,333,334 common shares issuable upon the exercise of series B warrants and (v) 666,666 common shares issuable upon the exercise of other warrants. The principal address of Alta Partners, LLC is 1205 Franklin Ave, Ste 320, Garden City, NY 11530.

(4)	The number of common shares being offered includes (i) 48,888,900 common shares issuable upon the exercise of series A warrants and (ii) 26,074,080 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 330,964 common shares, (ii) 3,743,111 common shares issuable upon the exercise of pre-funded warrants, (iii) 27,500,006 common shares issuable upon the exercise of series A warrants, (iv) 14,666,670 common shares issuable upon the exercise of series B warrants and (v) 1,333,809 common shares issuable upon the exercise of other warrants. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(5)	The number of common shares being offered includes (i) 34,977,780 common shares issuable upon the exercise of series A warrants and (ii) 18,654,816 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 236,790 common shares, (ii) 2,678,025 common shares issuable upon the exercise of pre-funded warrants, (iii) 19,675,001 common shares issuable upon the exercise of series A warrants, (iv) 10,493,334 common shares issuable upon the exercise of series B warrants and (v) 266,666 common shares issuable upon the exercise of other warrants. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The principal address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Rd. W., 2nd Floor, Westport, CT 06880.

(6)	The number of common shares being offered includes (i) 48,888,900 common shares issuable upon the exercise of series A warrants and (ii) 26,074,080 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 330,964 common shares, (ii) 3,743,111 common shares issuable upon the exercise of pre-funded warrants, (iii) 27,500,006 common shares issuable upon the exercise of series A warrants, (iv) 14,666,670 common shares issuable upon the exercise of series B warrants and (v) 1,599,998 common shares issuable upon the exercise of other warrants. Bigger Capital Fund GP, LLC, as the general partner of Bigger Capital Fund, LP, may be deemed to beneficially own the securities held by Bigger Capital Fund, LP. Michael Bigger, as the managing member of Bigger Capital Fund GP, LLC, may be deemed to beneficially own the securities beneficially owned by Bigger Capital Fund GP, LLC. Each of Bigger Capital Fund GP, LLC and Mr. Bigger disclaims beneficial ownership of the securities held by Bigger Capital Fund GP, LLC. The principal address of Bigger Capital Fund, LP is 11700 West Charleston Blvd. #170-659, Las Vegas, NV 89135.

(7)	The number of common shares being offered includes (i) 33,333,337 common shares issuable upon the exercise of series A warrants and (ii) 17,777,779 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 225,657 common shares, (ii) 2,552,121 common shares issuable upon the exercise of pre-funded warrants, (iii) 18,750,001 common shares issuable upon the exercise of series A warrants, (iv) 10,000,001 common shares issuable upon the exercise of series B warrants and (v) 599,999 common shares issuable upon the exercise of other warrants. Brian Walsh is the President of BJI Financial Group and may be deemed to beneficially own the securities held by it. The principal address of BJI Financial Group is 111 Sandelwood Drive, Marlboro, NJ 07746.

(8)	The number of common shares being offered includes (i) 6,666,672 common shares issuable upon the exercise of series A warrants and (ii) 3,555,558 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 555,556 common shares, (ii) 3,750,003 common shares issuable upon the exercise of series A warrants, (iii) 2,000,002 common shares issuable upon the exercise of series B warrants and (iv) 542,148 common shares issuable upon the exercise of other warrants. Shaye Hirsch is the Director of Brio Capital Master Fund Ltd. and may be deemed to beneficially own the securities held by it. The principal address of Brio Capital Master Fund Ltd. is 100 Merrick Road, Suite 401 W., Rockville Center, NY 11570.

(9)	The number of common shares being offered includes (i) 34,977,780 common shares issuable upon the exercise of series A warrants and (ii) 18,654,816 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 236,790 common shares, (ii) 2,678,025 common shares issuable upon the exercise of pre-funded warrants, (iii) 19,675,001 common shares issuable upon the exercise of series A warrants, (iv) 10,493,334 common shares issuable upon the exercise of series B warrants and (v) 266,666 common shares issuable upon the exercise of other warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. has discretionary authority to vote and dispose of the shares held by CVI Investments, Inc. and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to this prospectus. The principal address of CVI Investments, Inc. is c/o Heights Capital Management, Inc., 101 California Street, Suite 325, San Francisco, CA 94111.

(10)	The number of common shares being offered includes (i) 11,111,113 common shares issuable upon the exercise of series A warrants and (ii) 5,925,926 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 925,926 common shares, (ii) 6,250,000 common shares issuable upon the exercise of series A warrants, (iii) 3,333,334 common shares issuable upon the exercise of series B warrants and (iv) 333,345 common shares issuable upon the exercise of other warrants. Eli Fireman is the Managing Member of FirstFire Global Opportunities Fund, LLC and may be deemed to beneficially own the securities held by it. The principal address of FirstFire Global Opportunities Fund, LLC is 1040 1st Ave, New York, NY 10022.

(11)	The number of common shares being offered includes (i) 48,888,900 common shares issuable upon the exercise of series A warrants and (ii) 26,074,080 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 330,964 common shares, (ii) 3,743,111 common shares issuable upon the exercise of pre-funded warrants, (iii) 27,500,006 common shares issuable upon the exercise of series A warrants, (iv) 14,666,670 common shares issuable upon the exercise of series B warrants and (v) 666,666 common shares issuable upon the exercise of other warrants. Dan Dimiero is the Manager of Great Point Capital, LLC and may be deemed to beneficially own the securities held by it. The principal address of Great Point Capital, LLC is 200 West Jackson, Ste 1000, Chicago, IL 60606.

(12)	The number of common shares being offered includes (i) 44,444,447 common shares issuable upon the exercise of series A warrants and (ii) 23,703,706 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 300,876 common shares, (ii) 3,402,828 common shares issuable upon the exercise of pre-funded warrants, (iii) 25,000,003 common shares issuable upon the exercise of series A warrants, (iv) 13,333,334 common shares issuable upon the exercise of series B warrants and (v) 1,666,666 common shares issuable upon the exercise of other warrants. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund, Ltd. As such, L1 Capital Global Opportunities Master Fund, Ltd., Mr. Feldman, and Mr. Arber may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the securities held by L1 Capital Global Opportunities Master Fund, Ltd. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes. The principal address of L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court PO Box 10085 Grand Cayman, Cayman Islands KY1-1001.

(13)	The number of common shares being offered includes (i) 13,333,344 common shares issuable upon the exercise of series A warrants and (ii) 7,111,117 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 1,111,112 common shares, (ii) 7,500,006 common shares issuable upon the exercise of series A warrants, (iii) 4,000,003 common shares issuable upon the exercise of series B warrants and (iv) 502,389 common shares issuable upon the exercise of other warrants. Mark Weinberger is the Authorized Signatory of Rainforest Partners LLC and may be deemed to beneficially own the securities held by it. The principal address of Rainforest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210.

(14)	The number of common shares being offered includes (i) 33,333,337 common shares issuable upon the exercise of series A warrants and (ii) 17,777,779 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 225,657 common shares, (ii) 2,552,121 common shares issuable upon the exercise of pre-funded warrants, (iii) 18,750,001 common shares issuable upon the exercise of series A warrants, (iv) 10,000,001 common shares issuable upon the exercise of series B warrants and (v) 599,999 common shares issuable upon the exercise of other warrants. The principal address of Robert Forster is 54 Deepdale Dr., Great Neck, NY 11021.

(15)	The number of common shares being offered includes (i) 31,111,116 common shares issuable upon the exercise of series A warrants and (ii) 16,592,595 common shares issuable upon the exercise of series B warrants. The number of common shares beneficially owned after this offering includes (i) 2,592,593 common shares, (ii) 17,500,003 common shares issuable upon the exercise of series A warrants, (iii) 9,333,335 common shares issuable upon the exercise of series B warrants and (iv) 933,332 common shares issuable upon the exercise of other warrants. Nir Shamir is the Chief Executive Officer of S.H.N. Financial Investments Ltd. As such, S.H.N. Financial Investments Ltd. and Mr. Shamir may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the securities described herein. To the extent Mr. Shamir is deemed to beneficially own such securities, Mr. Shamir disclaims beneficial ownership of these securities for all other purposes. The principal address of S.H.N. Financial Investments Ltd. is Herzliya Hills, Arik Einstein 3, Israel, 4610301.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will occur at a fixed price of $0.07 per share until our common shares are quoted on the OTCQB Venture Market or the OTCQX Best Market, or are listed on a national securities exchange. Thereafter, sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing of options on the shares;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of common shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our shares. All of these limitations may affect the marketability of the shares.

If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC, Washington, DC.

As of the date of this prospectus, Bevilacqua PLLC owns 15 common shares and Louis A. Bevilacqua, the managing member of Bevilacqua PLLC, owns 5 common shares. Mr. Bevilacqua also owns approximately 9% of 1847 Partners Class A Member LLC and 10% of 1847 Partners Class B Member LLC. Bevilacqua PLLC and Mr. Bevilacqua received these securities as partial consideration for legal services previously provided to us.

EXPERTS

The consolidated financial statements of our company for the years ended December 31, 2024 and 2023 have been incorporated by reference in this prospectus in reliance upon the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of CMD Inc. for the years ended December 31, 2023 and 2022 have been incorporated by reference in this prospectus in reliance upon the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.1847holdings.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 11, 2025, February 14, 2025, March 17, 2025, March 31, 2025, April 7, 2025, May 2, 2025, May 20, 2025 and July 8, 2025; and

●	our Definitive Proxy Statement on Schedule 14A filed on January 23, 2025.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attn: Secretary

(212) 417-9800

778,524,571 Common Shares

1847 HOLDINGS LLC

PROSPECTUS